EXHIBIT 10.45


                            INDEMNIFICATION AGREEMENT


     This Agreement is made between CareCentric, Inc., a Delaware corporation (the "Corporation") and John R. Festa ("Officer") dated January 23, 2002.

                                    RECITALS

     WHEREAS, Officer is the president and chief executive officer and a director of the Corporation and in that capacity is performing a valuable service for the Corporation; and

     WHEREAS, the by-laws of the Corporation (the "By-laws") provide for the indemnification of the directors and officers of the Corporation to the maximum extent authorized under law; and

     WHEREAS,   Section  145(f)  of  the  Delaware   General   Corporation   Law
specifically provides that such indemnification is not exclusive, and contemplates that contracts may be entered into between the Corporation and its officers and members of its Board of Directors with respect to indemnification of the officers and directors; and

     WHEREAS, in order to induce Officer to continue to serve as an officer and director of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Officer.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of Officer's continued service as an officer and director of the Corporation after the date of this Agreement, the parties agree as follows:

     1. INDEMNITY OF OFFICER. The Corporation agrees to indemnify and hold harmless Officer, his heirs, successors and estate, to the full extent authorized or permitted by the provisions of the Delaware General Corporation Law, or by any amendment of it or other statutory provisions authorizing or permitting such indemnification which is adopted after the date of this Agreement.

     2. ADDITIONAL INDEMNITY. Without limiting the generality of Section 1 hereof, and subject only to the exclusions set forth in Section 3 hereof, the Corporation further agrees to hold harmless and indemnify Officer, his heirs, successors and estate:

          (a) Against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Officer, his heirs, successors and estate in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the name or right of the Corporation) to which Officer is, was or at any time becomes, or his heirs, successors and estate are, were, or at any time become, a party, or is threatened to be made a party, by reason of the fact that Officer is, was or at any time becomes a director, officer or


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employee of the Corporation or any of its affiliates, or is or was serving or at any time serves at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

          (b) To  the  fullest  extent  as may be  provided  to  Officer  by the
Corporation  under  the  nonexclusivity   provisions  of  the  Delaware  General
Corporation Law.

          The indemnities  granted herein shall apply to acts and omissions as a
director  of  the  Corporation,   as  limited  herein,  in  the  certificate  of
incorporation and By-laws of the Corporation or pursuant to applicable law.

     3. LIMITATIONS OF INDEMNITY. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

          (a)  For  acts  or  omissions  of  Officer  which  involve   Officer's
fraudulent, dishonest or willful misconduct;

          (b) For any transaction from which Officer derived material improper personal benefit;

          (c) For any unlawful payment of dividends or unlawful stock purchase or redemption as provided pursuant to Section 174 of the Delaware General Corporation Law;

          (d) In respect of the amount of such losses which are actually paid pursuant to the terms of any directors' and officers' liability insurance policy purchased and maintained by the Corporation;

          (e) On account of any suit in which judgment is rendered against Officer for an accounting of profits made from the purchase or sale by Officer of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and its amendments or similar provisions of any federal, state or local statutory law; or

          (f) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     4. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period Officer serves as a director or officer of the Corporation or any of its affiliates (or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Officer shall be subject to any possible claim or


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threatened,  pending or completed action,  suit or proceeding,  whether,  civil, criminal or investigative, by reason of the fact that officer was serving in any capacity referred to herein.

     5. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by Officer of notice of the commencement of any action, suit or proceeding for which a claim of indemnification may be made under this Agreement ("Action"), Officer will notify the Corporation of such commencement; but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to Officer otherwise than under this Agreement so long as the rights of the Corporation in the defense of its rights in the Action have not been materially compromised. With respect to an Action as to which officer notifies the Corporation of its commencement:

          (a) The Corporation will be entitled to participate in an Action at its own expense;

          (b) Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense of an Action, with counsel satisfactory to Officer. After notice from the Corporation to Officer of its election so to assume the defense of an Action, the Corporation will not be liable to Officer under this Agreement for any legal or other expenses subsequently incurred by Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ his counsel in such Action, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Officer unless (i) the employment of counsel by Officer has been authorized by the Corporation, such authorization to be conclusively established by action of a majority of disinterested members of the Board of Directors though less than a quorum, (ii) Officer and the Corporation shall have reasonably concluded that there may be a conflict of interest between the Corporation and Officer in the conduct of the defense of such Action, such conflict of interest to be conclusively established by an opinion of the Corporation's outside counsel to such effect, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Action. In each of the foregoing cases the fees and expenses of counsel shall be at the expense of the Corporation. Notwithstanding the foregoing, and subject to the governing instruments of applicable insurance coverages, if an insurance company has supplied directors' and officers' liability insurance covering an Action, then such insurance company must approve and may employ counsel to conduct the defense of such Action unless Officer and the Corporation reasonably concur in writing that such counsel is unacceptable;

          (c) The Corporation shall not be liable to indemnify Officer under this Agreement for any amounts paid in settlement of any Action effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Officer without Officer's written consent. Neither the Corporation nor Officer will unreasonably withhold their consent to any proposed settlement.

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     6. ADVANCEMENT OF EXPENSES.  Expenses (including  attorneys' fees) actually and reasonably incurred by Officer in defending an action, suit or proceeding, whether civil, criminal administrative, investigative or appellate, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Officer to repay such amount if it shall ultimately be determined that Officer is not entitled to indemnification by the Corporation. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by (i) the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding from which the advancement is requested, or (ii) if a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that, based upon the facts known to the board, counsel or stockholders at the time such determination is made, Officer acted in bad faith and in a manner that Officer did not believe to be in the best interest of the Corporation, or, with respect to any criminal proceeding, that Officer believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the board, stockholders or independent legal counsel reasonably determines that Officer deliberately breached his duty to the Corporation or its stockholders.

     7. D&O INSURANCE.

          (a) The Corporation hereby represents and warrants that it has provided to Officer a complete and accurate description of the policies of directors' and officers' liability insurance purchased by the Corporation ("D&O Insurance") and that such policies are in full force and effect.

          (b) The Corporation hereby covenants and agrees that, so long as Officer shall continue to serve as a director, officer or employee of the Corporation and thereafter so long as Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Officer was a director, officer or employee of the Corporation, the Corporation, subject to
Section 7(d), shall maintain in full force and effect D&O Insurance.

          (c) In all policies of D&O Insurance, Officer shall be named as an insured in such a manner as to provide Officer the same rights and benefits, subject to the same limitations, as are accorded to the Corporation's directors or officers most favorably insured by such policy.

          (d) The Corporation shall have no obligation to maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance is disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

     8. ENFORCEMENT. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Officer to continue as a Officer of the Corporation, and acknowledges that Officer is relying on this Agreement in continuing in such capacity. In the event Officer is required to bring any


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action to enforce  rights or to collect  moneys due under this  Agreement and is successful in such action, the Corporation shall reimburse Officer for all of Officer 's reasonable fees and expenses in bringing and pursuing such action.

     9. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions.

     10. GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION.

          (a) This Agreement sets forth the entire integrated understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements whether written or verbal; however, it is expressly understood that this Agreement supplements rights authorized in the Articles and set forth in the By-laws pursuant to the Delaware General Corporation Law.

          (b) This Agreement shall be binding on Officer and on the Corporation, its successors and assigns, and shall inure to the benefit of Officer, his heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

          (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

          (d) All notices, requests, demands, claims and other communications hereunder will be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail, return receipt requested, sent by overnight delivery service, or by facsimile transmission, to the parties at the following addresses or at such other addresses as shall be specified by the parties:

          If to Officer:            John R. Festa
                                    1255 Mount Paran Road
                                    Atlanta, Georgia 30327

          with a copy to:           John Yates, Esq.
                                    Morris Manning & Martin, LLP
                                    1600 Atlanta Financial Center
                                    3343 Peachtree Road, N.E.
                                    Atlanta, Georgia 30326

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          If to Corporation:        CareCentric, Inc.
                                    2625 Cumberland Parkway - Suite 310
                                    Atlanta, GA  30339
                                    Attention:   Vice President Human Resources
                                    Telefax:  (770) 384-1597

          with a copy to:           Arnall Golden Gregory, LLP
                                    2800 One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia 30309-3450
                                    Attn:  Sherman A. Cohen, Esq.

Notice so given shall, in the case of notice given by mail, be deemed to be given and received on the third calendar day after posting, in the case of notice given by overnight delivery service, on the date of actual delivery, and in the case of notice given by facsimile transmission or personal delivery, upon transmission and receipt.

     IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written.



                             CARECENTRIC, INC.

                             By:    /s/ R.B. Dewey
                                -----------------------------------------
                             Name:  R.B. Dewey
                                   --------------------------------------
                             Its:   Vice Chairman
                                 ----------------------------------------


                             OFFICER

                             /s/ John R. Festa
                             --------------------------------------------
                             JOHN R. FESTA


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